Exhibit 1.1

General Mills, Inc.

$850,000,000 Floating Rate Notes due 2021

$400,000,000 Floating Rate Notes due 2023

$600,000,000 3.200% Notes due 2021

$850,000,000 3.700% Notes due 2023

$800,000,000 4.000% Notes due 2025

$1,400,000,000 4.200% Notes due 2028

$500,000,000 4.550% Notes due 2038

$650,000,000 4.700% Notes due 2048

Underwriting Agreement

April 3, 2018

Goldman Sachs & Co. LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

One Bryant Park

New York, New York 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

General Mills, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Indenture”), dated as of February 1, 1996, between the Company and U.S. Bank National Association, as trustee (the “Trustee”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Time of Sale Information or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus, the Time of Sale Information or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Time of Sale Information or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus, the Time of Sale Information or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

Certain terms used herein are defined in Section 18 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission a final prospectus in accordance with Rules 415 and 424(b). As filed, such final prospectus supplement shall contain all Rule 430A Information or Rule 430B Information, as the case may be, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) (i) On the Effective Date, the Registration Statement did, and when any Preliminary Prospectus is first filed (if required) in accordance with Rule 424(b), such Preliminary Prospectus will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; (ii) on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (iii) as of the Time of Sale, the Time of Sale Information did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no statement of material fact included in the Final Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Final Prospectus has been omitted therefrom; (iv) each Electronic Road Show, if any, when considered together with the Time of Sale Information, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and (vi) as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, any Preliminary Prospectus, the Time of Sale Information or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Information or the Final Prospectus (or any supplement thereto), as applicable.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for the Free Writing Prospectuses identified in Schedule III hereto, and Electronic Road Shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus.

(d) Each of the Company and its Material Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or a limited liability company in good standing (as applicable) under the laws of the jurisdiction in which it is chartered or organized with corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company and is in good standing (as applicable) under the laws of each jurisdiction which requires such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(e) This Agreement has been duly authorized, executed and delivered by the Company.

(f) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and entitled to the benefits of the Indenture.

(g) None of the execution and delivery of the Indenture, the issue and sale of the Securities, or the consummation of any other of the transactions herein contemplated will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Material Subsidiaries pursuant to (i) the charter or by-laws of the Company or such subsidiaries, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or such subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiaries or any of its or their properties.

(h) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no material adverse effect on the consolidated financial position, stockholders’ equity or results of operations, prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”), except as set forth in or contemplated in the Prospectus.

(i) The Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Prospectus.

(j) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(k) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

(l) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data included or incorporated by reference in the Prospectus and Registration Statement are fairly presented on the basis stated therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Prospectus and the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m) Except as set forth in or contemplated in the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

(n) KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(o) No labor dispute with the employees of the Company or any of its Material Subsidiaries exists or, to the best of the Company’s knowledge, is threatened that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(p) No Material Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

(q) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(r) The Company maintains disclosure controls and procedures and internal control over financial reporting pursuant to Rule 13a-15(a) under the Exchange Act. Since May 28, 2017, the Company has complied in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(s) Except as disclosed in the Prospectus, (i) the Company’s internal control over financial reporting was effective as of May 28, 2017 and (ii) to the Company’s knowledge, there have been no changes in the Company’s internal control over financial reporting subsequent to May 28, 2017 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t) The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its subsidiaries and their respective directors, officers, employees and agents (acting in their capacity as such) with Anti-Corruption Laws and applicable Sanctions. None of (a) the Company, any subsidiary or to the knowledge of the Company or such subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any subsidiary that will act in any capacity in connection with or benefit from the sale of the Securities, is a Sanctioned Person.

(u) The Agreement and Plan of Merger with Blue Buffalo Pet Products, Inc. (“Blue Buffalo”) dated February 22, 2018 (the “Merger Agreement”) is in full force and effect; the Company has not received any notice of breach or termination of the Merger Agreement; to the knowledge of the Company, the representations of Blue Buffalo in the Merger Agreement are accurate.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company, unless the Representatives shall otherwise instruct.

4. Offering by the Underwriters. The Company understands that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) The Company will use its best efforts to cause any amendment to the Registration Statement to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus, any Preliminary Prospectus or the Time of Sale Information) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become effective pursuant to Rule 430A or Rule 430B, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If the Time of Sale Information is being used to solicit offers to buy the Securities at a time when the Final Prospectus is not yet available to prospective purchasers and any event occurs as a result of which the Time of Sale Information would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event occurs or condition exists as a result of which the Time of Sale Information conflicts with the information contained or incorporated by reference in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Information to comply with applicable law, the Company will forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Information so that the statements in the Time of Sale Information, as so amended or supplemented will not, in the light of the circumstances under which they were made when delivered to a prospective purchaser, be misleading or so that the Time of Sale Information, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Information, as amended or supplemented, will comply with applicable law.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (or in lieu thereof the notice required by Rule 173), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to the underwriters in such quantities as the representatives may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (or in lieu thereof the notice required by Rule 173), as many copies of the Time of Sale Information and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will furnish to the Underwriters a copy of each proposed Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Company and will not use or refer to any proposed Free Writing Prospectus to which the Underwriters reasonably object.

(h) The Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a Free Writing Prospectus prepared by or on behalf of any Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(i) The Company will not, without the prior written consent of the Representatives, (i) offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Rule 16a-1 of the Exchange Act in respect of, any debt securities issued or guaranteed by the Company with a maturity in excess of one year or publicly announce an intention to effect any such transaction, until the Closing Date.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) In connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person; (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and are not obligated to disclose such interests.

(l) If the third anniversary of March 26, 2018 occurs before all the Securities have been sold by the Underwriters, prior to such third anniversary the Company will file a new shelf registration statement and take any other action necessary to permit the public offering of the Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(m) The Company will prepare a final term sheet relating to the offering of the Securities, substantially in the form of Exhibit A to Schedule III, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Act following the date the final terms have been established for the offering of the Securities.

(n) The Company consents to the use by any Underwriter of a Free Writing Prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433(h)(1), and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information that is permitted by Rule 134 of the Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in Section 5(m); provided that each Underwriter severally covenants with the Company not to take any action without the Company’s prior consent that would result in the Company being required to file with the Commission under Rule 433(d) under the Act a Free Writing Prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Time of Sale and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company’s General Counsel shall have furnished to the Representatives an opinion, dated the Closing Date and addressed to the Representatives to the effect that:

(i) the Company and each of its Material Subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company in good standing (as applicable) under the laws of the jurisdiction in which it is chartered or organized, with corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation or limited liability company and is in good standing (as applicable) under the laws of each jurisdiction which requires such qualification, or subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(ii) the Company’s authorized equity capitalization is as set forth in the Prospectus; the Indenture and the Securities conform in all material respects to the description thereof contained in the Prospectus;

(iii) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and entitled to the benefits of the Indenture;

(iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in (A) the Time of Sale Information under the headings “Description of Debt Securities” and “Description of the Notes”; (B) the Final Prospectus under the headings, “Description of Debt Securities”, “Description of the Notes” and “Underwriting” and (C) the Registration Statement in Item 15, in each case insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(v) (A) the Registration Statement has become effective under the Act; (B) any required filing of the Basic Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); (C) any required filing of any Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433; and (D) to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, any Preliminary Prospectus and the Final Prospectus (other than the financial statements and other financial information contained or incorporated by reference therein and the Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder;

(vi) this Agreement has been duly authorized, executed and delivered by the Company;

(vii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended;

(viii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained;

(ix) neither the execution and delivery of the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Material Subsidiaries pursuant to, (i) the charter or by-laws of the Company or such subsidiaries, (ii) the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or such subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiaries or any of its or their properties;

(x) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and

(xi) the statements in the Prospectus under the caption “Material United States Federal Income Tax Considerations”, insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the U.S. federal tax laws referred to therein.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and public officials. With respect to opinion (iii) above, such opinion may be rendered by Cleary Gottlieb Steen & Hamilton LLP with respect to the laws of the State of New York. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

(c) Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, shall have furnished to the Representatives a 10b-5 statement, dated the Closing Date and addressed to the Representatives, to the effect that no information has come to the attention of such counsel that causes such counsel to believe that (i) at the time it became effective, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Final Prospectus as of the date thereof or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Time of Sale Information as of the Time of Sale contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (with respect to clauses (i) through (iii) above, in each case other than the financial statements and schedules and other financial data contained or incorporated by reference therein (including management’s report on the effectiveness of internal control over financial reporting) and the Form T-1, as to which such counsel need express no opinion). References to the Final Prospectus in this paragraph (c) include any supplements thereto at the Closing Date.

(d) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Time of Sale Information, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President or any Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Time of Sale Information, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) to the knowledge of such officers, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(f) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, constituting statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters and (i) confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder; (ii) confirming that they have performed a review of the unaudited interim financial information of the Company for the period ended on and as at the date of the unaudited financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and Final Prospectus, in accordance with Statement on Auditing Standards No. 100; and (iii) stating in effect, except as provided in Schedule I hereto, that:

(i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a reading of the unaudited financial statements of the Company made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the period ended on and as at the date of the unaudited financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and Final Prospectus, as indicated in their report which is incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent unaudited financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, nothing came to their attention which caused them to believe that:

(1) any unaudited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q or in reports on Form 8-K under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus;

(2) with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, there were any changes, at a specified date not more than three Business Days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders’ equity of the Company or in consolidated net current assets as compared with the amounts shown on the consolidated balance sheet as of the date indicated above included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, or for the period from the date one day after the date above to such specified date there were any decreases, as compared with the corresponding period in the preceding year for sales, earnings before taxes and earnings from joint ventures or in total or per share amounts of net earnings of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(3) any material modifications should be made to the unaudited financial statements incorporated by reference in the Registration Statement, the Time of Sale Information or the Final Prospectus for them to be in conformity with generally accepted accounting principles; and

(4) the information included or incorporated by reference in the Registration Statement, the Time of Sale Information and Final Prospectus in response to Regulation S-K, Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Time of Sale Information and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions “Summary”, ”Risk Factors”, “Ratios of Earnings to Fixed Charges” in the Time of Sale Information and the Final Prospectus, the information included or incorporated by reference in Items 1, 1A, 2, 6, 7 and 11 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference in the Company’s quarterly reports on Form 10-Q or current reports on Form 8-K, incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the consolidated financial position, stockholders’ equity or results of operations, prospects, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement and the Final Prospectus.

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York, 10017 on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the officers and directors of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, the Time of Sale Information, any issuer free writing prospectus as defined in Rule 433(h)(1) under the Act, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d)(i)(B) under the Act or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the paragraph related to concessions and reallowances and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder, after taking into account the amount of damages such Underwriter is otherwise required to pay, if any. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director and officer of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each director and officer of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time:

(a) (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) there shall have occurred any material disruption in securities clearance or settlement services, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Time of Sale Information or the Final Prospectus; or

(b) the representation in Section 1(b)(iii) is incorrect in any respect.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the address specified for notices to the Representatives set forth in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telefaxed to General Mills, Inc., General Counsel, Number One General Mills Blvd., Minneapolis, Minnesota 55426, with a copy to General Mills, Inc., Treasury Department, Number One General Mills Blvd., Minneapolis, Minnesota 55426, Attn.: Treasurer.

13. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Merrill Lynch, Pierce, Fenner & Smith Incorporated’s investment banking or related business may be transferred following the date of this Agreement.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Miscellaneous: In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its subsidiaries from time to time concerning or relating to bribery or corruption.

“Basic Prospectus” shall mean the prospectus covering the Securities dated February 20, 2015, contained in the Registration Statement, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Electronic Road Show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Act).

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the Act and includes the final term sheet referred to in Section 5(m) hereof.

“Material Subsidiaries” shall mean the Company’s significant subsidiaries as defined by Rule 1-02(w) of Regulation S-X.

“Preliminary Prospectus” shall mean any preliminary form of the Final Prospectus used prior to filing of the Final Prospectus.

“Prospectus” shall mean the Final Prospectus, as of its date and as of the Closing Date, and the Time of Sale Information as of the Time of Sale.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information or Rule 430B Information, as the case may be, deemed to be included therein at the Effective Date as provided by Rule 430A or Rule 430B.

“Rule 173”, “Rule 415”, “Rule 424”, “Rule 430A”, “Rule 430B” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 430B Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any member state of the European Union, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Time of Sale” shall mean the time when sales of the Securities were first made.

“Time of Sale Information” shall mean the Preliminary Prospectus (if applicable) most recently available prior to the Time of Sale and each Free Writing Prospectus relating to the Securities listed on Schedule III hereto. If, subsequent to the Execution Time, the Company and the Underwriters have determined that such Time of Sale Information included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein, in the light of the circumstances under which it was made, not misleading and have agreed to provide an opportunity to purchasers of the Securities to terminate their old purchase contracts and enter into new purchase contracts, then “Time of Sale Information” will refer to the information available to purchasers at the time of entry into the first such new purchase contract.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

19. Other Liabilities Governed by Non-EEA Law. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the parties hereto, each counterparty to a BRRD Party acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on it of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

The terms which follow, when used in this Section 19, shall have the meanings indicated.

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Party” means any Underwriter subject to Bail-in Powers.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

GENERAL MILLS, INC.

By:	/s/ Brett M. White
Name: Brett M. White
Title: Vice President, Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

GOLDMAN SACHS & CO. LLC

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

MORGAN STANLEY & CO. LLC

[Signature Page to Underwriting Agreement]

GOLDMAN SACHS & CO. LLC

By:	/s/ Matt Leavitt
Name: Matt Leavitt
Title: Managing Director

[Signature Page to Underwriting Agreement]

BARCLAYS CAPITAL INC.

By:	/s/ Meghan M. Maher
Name: Meghan M. Maher
Title: Managing Director

[Signature Page to Underwriting Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

[Signature Page to Underwriting Agreement]

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jared Birnbaum
Name: Jared Birnbaum
Title: Managing Director

By:	/s/ Anguel Zaprianov
Name: Anguel Zaprianov
Title: Managing Director

[Signature Page to Underwriting Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Sandeep Chawla
Name: Sandeep Chawla
Title: Managing Director

[Signature Page to Underwriting Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Thomas Hadley
Name: Thomas Hadley
Title: Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated: April 3, 2018

Registration Statement No.: 333-223919

Representatives: Goldman Sachs & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC

Title, Purchase Price and Description of Securities:

Title and Aggregate Principal Amount:

General Mills, Inc. $850,000,000 Floating Rate Notes due 2021 (the “2021 Floating Rate Notes”)

General Mills, Inc. $400,000,000 Floating Rate Notes due 2023 (the “2023 Floating Rate Notes” and, together with the 2021 Floating Rate Notes, the “Floating Rate Notes”)

General Mills, Inc. $600,000,000 3.200% Notes due 2021 (the “2021 Notes”)

General Mills, Inc. $850,000,000 3.700% Notes due 2023 (the “2023 Notes”)

General Mills, Inc. $800,000,000 4.000% Notes due 2025 (the “2025 Notes”)

General Mills, Inc. $1,400,000,000 4.200% Notes due 2028 (the “2028 Notes”)

General Mills, Inc. $500,000,000 4.550% Notes due 2038 (the “2038 Notes”)

General Mills, Inc. $650,000,000 4.700% Notes due 2048 (the “2048 Notes” and, together with the 2021 Notes, the 2023 Notes, the 2025 Notes, the 2028 Notes and the 2038 Notes, the “Fixed Rate Notes.” The Fixed Rate Notes and the Floating Rate Notes are referred to as the “Notes.”)

Purchase Price (plus interest, if any, accrued from the Closing Date):

2021 Floating Rate Notes: 99.800% or $848,300,000

2023 Floating Rate Notes: 99.650% or $398,600,000

2021 Notes: 99.786% or $598,716,000

2023 Notes: 99.433% or $845,180,500

2025 Notes: 99.503% or $796,024,000

2028 Notes: 99.348% or $1,390,872,000

2038 Notes: 98.969% or $494,845,000

2048 Notes: 98.933% or $643,064,500

Price to Public:	2021 Floating Rate Notes: 100.000% 2023 Floating Rate Notes: 100.000% 2021 Notes: 99.986% 2023 Notes: 99.783% 2025 Notes: 99.903% 2028 Notes: 99.798% 2038 Notes: 99.844% 2048 Notes: 99.808%

Sinking Fund Provisions:	None

Optional Redemption Provisions:	Floating Rate Notes: The Floating Rate Notes are not redeemable at General Mills’ option prior to matuirty.

2021 Notes: At any time, in whole or in part, at General Mills’ option at the redemption price equal to the make-whole amount described in the Prospectus, plus accrued and unpaid interest to the redemption date.

2023 Notes: At any time prior to September 17, 2023, the date that is one month prior to the maturity date of the 2023 Notes, in whole or in part at any time at General Mills’ option at the redemption price equal to the make-whole amount described in the Prospectus, plus accrued and unpaid interest to the redemption date.

On or after September 17, 2023, the date that is one month prior to the maturity date of the 2023 Notes, at a redemption price of 100% of the principal amount plus accrued and unpaid interest to the redemption date.

2025 Notes: At any time prior to February 17, 2025, the date that is two months prior to the maturity date of the 2025 Notes, in whole or in part at any time at General Mills’ option at the redemption price equal to the make-whole amount described in the Prospectus, plus accrued and unpaid interest to the redemption date.

On or after February 17, 2025, the date that is two months prior to the maturity date of the 2025 Notes, at a redemption price of 100% of the principal amount plus accrued and unpaid interest to the redemption date.

2028 Notes: At any time prior to January 17, 2028, the date that is three months prior to the maturity date of the 2028 Notes, in whole or in part at any time at General Mills’ option at the redemption price equal to the make-whole amount described in the Prospectus, plus accrued and unpaid interest to the redemption date.

On or after January 17, 2028, the date that is three months prior to the maturity date of the 2028 Notes, at a redemption price of 100% of the principal amount plus accrued and unpaid interest to the redemption date.

2038 Notes: At any time prior to October 17, 2037, the date that is six months prior to the maturity date of the 2038 Notes, in whole or in part at any time at General Mills’ option at the redemption price equal to the make-whole amount described in the Prospectus, plus accrued and unpaid interest to the redemption date.

On or after October 17, 2037, the date that is six months prior to the maturity date of the 2038 Notes, at a redemption price of 100% of the principal amount plus accrued and unpaid interest to the redemption date.

2048 Notes: At any time prior to October 17, 2047, the date that is six months prior to the maturity date of the 2048 Notes, in whole or in part at any time at General Mills’ option at the redemption price equal to the make-whole amount described in the Prospectus, plus accrued and unpaid interest to the redemption date.

On or after October 17, 2047, the date that is six months prior to the maturity date of the 2048 Notes, at a redemption price of 100% of the principal amount plus accrued and unpaid interest to the redemption date.

Special Mandatory Redemption:	If (i) the closing of the merger pursuant to the Agreement and Plan of Merger with Blue Buffalo Pet Products, Inc., dated February 22, 2018 (the “Merger Agreement”), has not occurred on or prior to August 22, 2018, or (ii) prior to August 22, 2018, the Merger Agreement is terminated, General Mills will be obligated to redeem all of the 2021 Floating Rate Notes, the 2023 Floating Rate Notes, the 2021 Notes, the 2023 Notes, the 2025 Notes, the 2038 Notes and the 2048 Notes (the “Special Mandatory Redemption Notes”) on the special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the applicable Special Mandatory Redemption Notes, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date. The 2028 Notes are not subject to the special mandatory redemption and General Mills expects the 2028 Notes to remain outstanding even if it does not consummate the Merger.

Change of Control Offer to Purchase:	If a change of control triggering event occurs, General Mills will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of repurchase.

Closing Date, Time and Location:	April 17, 2018 at 10:00 a.m. at
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017

Address for Notices to
Representatives:	Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282-2198
Attention: Registration Department

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Fax: (646) 291-1469

Deutsche Bank Securities Inc.

60 Wall Street
New York, New York 10005

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza

NY1-050-12-02

New York, New York 10020

Facsimile: (646) 855-5958

Attention: High Grade Transaction

Management/Legal

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

SCHEDULE II

Underwriter	Principal Amount of 2021 Floating Rate Notes to be Purchased	Principal Amount of 2023 Floating Rate Notes to be Purchased	Principal Amount of 2021 Notes to be Purchased	Principal Amount of 2023 Notes to be Purchased	Principal Amount of 2025 Notes to be Purchased	Principal Amount of 2028 Notes to be Purchased	Principal Amount of 2038 Notes to be Purchased	Principal Amount of 2048 Notes to be Purchased
Goldman Sachs & Co. LLC	$272,000,000	$128,000,000	$192,000,000	$272,000,000	$256,000,000	$448,000,000	$160,000,000	$208,000,000
Barclays Capital Inc.	81,600,000	38,400,000	57,600,000	81,600,000	76,800,000	134,400,000	48,000,000	62,400,000
Citigroup Global Markets Inc.	81,600,000	38,400,000	57,600,000	81,600,000	76,800,000	134,400,000	48,000,000	62,400,000
Deutsche Bank Securities Inc.	81,600,000	38,400,000	57,600,000	81,600,000	76,800,000	134,400,000	48,000,000	62,400,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	81,600,000	38,400,000	57,600,000	81,600,000	76,800,000	134,400,000	48,000,000	62,400,000
Morgan Stanley & Co. LLC	81,600,000	38,400,000	57,600,000	81,600,000	76,800,000	134,400,000	48,000,000	62,400,000
BNP Paribas Securities Corp.	34,000,000	16,000,000	24,000,000	34,000,000	32,000,000	56,000,000	20,000,000	26,000,000
Credit Suisse Securities (USA) LLC	34,000,000	16,000,000	24,000,000	34,000,000	32,000,000	56,000,000	20,000,000	26,000,000
U.S. Bancorp Investments, Inc.	34,000,000	16,000,000	24,000,000	34,000,000	32,000,000	56,000,000	20,000,000	26,000,000
Wells Fargo Securities, LLC	34,000,000	16,000,000	24,000,000	34,000,000	32,000,000	56,000,000	20,000,000	26,000,000
MUFG Securities Americas Inc.	8,500,000	4,000,000	6,000,000	8,500,000	8,000,000	14,000,000	5,000,000	6,500,000
SG Americas Securities, LLC	8,500,000	4,000,000	6,000,000	8,500,000	8,000,000	14,000,000	5,000,000	6,500,000
TD Securities (USA) LLC	8,500,000	4,000,000	6,000,000	8,500,000	8,000,000	14,000,000	5,000,000	6,500,000
HSBC Securities (USA) Inc.	4,250,000	2,000,000	3,000,000	4,250,000	4,000,000	7,000,000	2,500,000	3,250,000
SMBC Nikko Securities America, Inc.	4,250,000	2,000,000	3,000,000	4,250,000	4,000,000	7,000,000	2,500,000	3,250,000

Total	$850,000,000	$400,000,000	$600,000,000	$850,000,000	$800,000,000	$1,400,000,000	$500,000,000	$650,000,000

II-1

SCHEDULE III

Free Writing Prospectus(es)

Final Term Sheet (attached as Exhibit A hereto)

III-1

EXHIBIT A TO SCHEDULE III

Filed pursuant to Rule 433

Registration No. 333-223919

PRICING TERM SHEET

April 3, 2018

General Mills, Inc.

$850,000,000 Floating Rate Notes due 2021

$400,000,000 Floating Rate Notes due 2023

$600,000,000 3.200% Notes due 2021

$850,000,000 3.700% Notes due 2023

$800,000,000 4.000% Notes due 2025

$1,400,000,000 4.200% Notes due 2028

$500,000,000 4.550% Notes due 2038

$650,000,000 4.700% Notes due 2048

Issuer:	General Mills, Inc.

Issuer Ratings*:	Baa2 / BBB (Moody’s / S&P)

Offering Format:	SEC Registered

Trade Date:	April 3, 2018

Settlement Date:

April 17, 2018

We expect to deliver the notes against payment for the notes on the tenth business day following the date of the pricing of the notes (“T+10”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next seven succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify alternative settlement arrangements to prevent a failed settlement.

Day Count Convention:	Fixed Rate Notes: 30 / 360 Floating Rate Notes: Actual / 360

Title:	Floating Rate Notes due 2021
Floating Rate Notes due 2023
3.200% Notes due 2021
3.700% Notes due 2023
4.000% Notes due 2025
4.200% Notes due 2028
4.550% Notes due 2038
4.700% Notes due 2048

Principal Amount:	2021 Floating Rate Notes: $850,000,000
2023 Floating Rate Notes: $400,000,000
2021 Notes: $600,000,000
2023 Notes: $850,000,000
2025 Notes: $800,000,000
2028 Notes: $1,400,000,000
2038 Notes: $500,000,000
2048 Notes: $650,000,000

III-1

Maturity Date:	2021 Floating Rate Notes: April 16, 2021
2023 Floating Rate Notes: October 17, 2023
2021 Notes: April 16, 2021
2023 Notes: October 17, 2023
2025 Notes: April 17, 2025
2028 Notes: April 17, 2028
2038 Notes: April 17, 2038
2048 Notes: April 17, 2048

Coupon (Interest Rate):	The 2021 Floating Rate Notes will bear interest at a floating rate equal to three-month LIBOR plus 54 basis points. The interest rate for the 2021 Floating Rate Notes for the initial interest period will be the three-month LIBOR plus 54 basis points, determined on April 13, 2018.

The 2023 Floating Rate Notes will bear interest at a floating rate equal to three-month LIBOR plus 101 basis points. The interest rate for the 2023 Floating Rate Notes for the initial interest period will be the three-month LIBOR plus 101 basis points, determined on April 13, 2018.

2021 Notes: 3.200%
2023 Notes: 3.700%
2025 Notes: 4.000%
2028 Notes: 4.200%
2038 Notes: 4.550%
2048 Notes: 4.700%

Price to Public:	2021 Floating Rate Notes: 100.000%
2023 Floating Rate Notes: 100.000%
2021 Notes: 99.986%
2023 Notes: 99.783%
2025 Notes: 99.903%
2028 Notes: 99.798%
2038 Notes: 99.844%
2048 Notes: 99.808%

Yield to Maturity:	2021 Floating Rate Notes: N/A
2023 Floating Rate Notes: N/A
2021 Notes: 3.205%
2023 Notes: 3.744%
2025 Notes: 4.016%
2028 Notes: 4.225%
2038 Notes: 4.562%
2048 Notes: 4.712%

Spread to Benchmark Treasury:	2021 Floating Rate Notes: N/A
2023 Floating Rate Notes: N/A
2021 Notes: +80 bps
2023 Notes: +115 bps
2025 Notes: +130 bps
2028 Notes: +145 bps
2038 Notes: +155 bps
2048 Notes: +170 bps

Benchmark Treasury:	2021 Floating Rate Notes: N/A
2023 Floating Rate Notes: N/A
2021 Notes: 2.375% due March 15, 2021
2023 Notes: 2.500% due March 31, 2023
2025 Notes: 2.625% due March 31, 2025
2028 Notes: 2.750% due February 15, 2028
2038 Notes: 2.750% due November 15, 2047
2048 Notes: 2.750% due November 15, 2047

III-2

Benchmark Treasury Price / Yield:	2021 Floating Rate Notes: N/A
2023 Floating Rate Notes: N/A
2021 Notes: 99-291/4 / 2.405%
2023 Notes: 99-18 / 2.594%
2025 Notes: 99-13+ / 2.716%
2028 Notes: 99-25 / 2.775%
2038 Notes: 94-28+ / 3.012%
2048 Notes: 94-28+ / 3.012%

Interest Payment Dates:	2021 Floating Rate Notes: Quarterly on each January 16, April 16, July 16 and October 16, commencing July 16, 2018
2023 Floating Rate Notes: Quarterly on each January 17, April 17, July 17 and October 17, commencing July 17, 2018
2021 Notes: Semi-annually on each April 16 and October 16, commencing October 16, 2018
2023 Notes: Semi-annually on each April 17 and October 17, commencing October 17, 2018
2025 Notes: Semi-annually on each April 17 and October 17, commencing October 17, 2018
2028 Notes: Semi-annually on each April 17 and October 17, commencing October 17, 2018
2038 Notes: Semi-annually on each April 17 and October 17, commencing October 17, 2018
2048 Notes: Semi-annually on each April 17 and October 17, commencing October 17, 2018

CUSIP / ISIN:	2021 Floating Rate Notes: 370334 CB8 / US370334CB82
2023 Floating Rate Notes: 370334 CC6 / US370334CC65
2021 Notes: 370334 CD4 / US370334CD49
2023 Notes: 370334 CE2 / US370334CE22
2025 Notes: 370334 CF9 / US370334CF96
2028 Notes: 370334 CG7 / US370334CG79
2038 Notes: 370334 CH5 / US370334CH52
2048 Notes: 370334 CJ1 / US370334CJ19
Optional Redemption Provisions:
Make-whole Redemption:	At any time in the case of the 2021 Notes, and at any time prior to September 17, 2023 (in the case of the 2023 Notes), February 17, 2025 (in the case of the 2025 Notes), January 17, 2028 (in the case of the 2028 Notes), October 17, 2037 (in the case of the 2038 Notes) and October 17, 2047 (in the case of the 2048 Notes), in whole or in part at any time at General Mills’ option at the redemption price equal to the respective make-whole amount described in the Prospectus, plus in each case accrued and unpaid interest to the redemption date.

Par Redemption:	At any time on or after September 17, 2023 (in the case of the 2023 Notes), February 17, 2025 (in the case of the 2025 Notes), January 17, 2028 (in the case of the 2028 Notes), October 17, 2037 (in the case of the 2038 Notes) and October 17, 2047 (in the case of the 2048 Notes), at a redemption price of 100% of the principal amount plus accrued and unpaid interest to the redemption date.

III-3

Special Mandatory Redemption:	If (i) the closing of the merger pursuant to the Agreement and Plan of Merger with Blue Buffalo Pet Products, Inc., dated February 22, 2018 (the “Merger Agreement”), has not occurred on or prior to August 22, 2018, or (ii) prior to August 22, 2018, the Merger Agreement is terminated, the Issuer will be obligated to redeem all of the 2021 Floating Rate Notes, the 2023 Floating Rate Notes, the 2021 Notes, the 2023 Notes, the 2025 Notes, the 2038 Notes and the 2048 Notes (the “Special Mandatory Redemption Notes”) on the special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the applicable Special Mandatory Redemption Notes, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date. The 2028 Notes are not subject to the special mandatory redemption and General Mills expects the 2028 Notes to remain outstanding even if it does not consummate the Merger.

Change of Control Offer to Purchase:	If a change of control triggering event occurs, General Mills will be required to make an offer to purchase the notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the date of repurchase.

Joint Book-Running Managers:	Goldman Sachs & Co. LLC Barclays Capital Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC

Senior Co-Managers:	BNP Paribas Securities Corp. Credit Suisse Securities (USA) LLC U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Co-Managers:	MUFG Securities Americas Inc. SG Americas Securities, LLC TD Securities (USA) LLC HSBC Securities (USA) Inc. SMBC Nikko Securities America, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting: Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, New York 10282, or by calling 1-866-471-2526, facsimile: 212-902-9316 or emailing prospectus-ny@ny.email.gs.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling 1-888-603-5847 or emailing barclaysprospectus@broadridge.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling 1-800-831-9146 or emailing prospectus@citi.com; Deutsche Bank Securities Inc., attention: Prospectus Group, 60 Wall Street, New York, New York 10005-2836, or by calling 1-800-503-4611 or emailing prospectus.cpdg@db.com; Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: Prospectus Department, NC1-004-03-43 200 North College Street, 3rd floor, Charlotte, North Carolina 28255-0001, or by calling 1-800-294-1322 or emailing dg.prospectus_requests@baml.com; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, or by calling 1-866-718-1649 or emailing prospectus@morganstanley.com.

This pricing term sheet supplements the preliminary form of Prospectus Supplement issued by General Mills, Inc. on April 3, 2018 relating to its Prospectus dated March 26, 2018.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

III-4